Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Ventas Inc.:

        We consent to the use of our report dated April 28, 2004 except as to notes 5 and 17, which are as of April 6, 2006, with respect to the consolidated statement of income, partners' capital and cash flows of ElderTrust Operating Limited Partnership for the year ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                      /s/ KPMG LLP

McLean, Virginia
April 6, 2006